TRACTOR SUPPLY COMPANY

AMENDED AND RESTATED 2018 OMNIBUS INCENTIVE PLAN

TABLE OF CONTENTS

TABLE OF CONTENTS
Section 1. Purpose.
Section 2. Definitions.
Section 3. Administration.
Section 4. Shares Available For Awards.
Section 5. Eligibility.
Section 6. Stock Options And Stock Appreciation Rights.
Section 7. Restricted Shares And Restricted Share Units.
Section 8. Performance Awards.
Section 9. Other Stock-Based Awards.
Section 10. Non-Employee Director And Outside Director Awards.
Section 11. Provisions Applicable To Performance Awards.
Section 12. Termination of Employment.
Section 13. Change in Control.
Section 14. Amendment and Termination.
Section 15. General Provisions.
Section 16. Term of the Plan.

TRACTOR SUPPLY COMPANY
AMENDED AND RESTATED 2018 OMNIBUS INCENTIVE PLAN
[Amended and Restated on February 12, 2025]

Section 1.	Purpose.

This plan shall be known as the “Amended and Restated Tractor Supply Company 2018 Omnibus Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of Tractor Supply Company (the “Company”) and its shareholders by (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its shareholders.

Section 2.	Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Change in Control” shall mean, unless otherwise provided in the applicable Award Agreement, any of the following events:

(i) any one person or more than one person acting as a group (as defined in Section 1.409A-3(i)(5)(v)(B) of the Treasury Regulations) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons), ownership of the securities of the Company representing more than 35% of the total voting power of the Company’s then outstanding securities; provided, however, that no Change in Control shall be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; or

(ii) during any twelve (12) month period, the majority of the individuals who at the beginning of such twelve (12) month period constitute the Board and any new director whose election to the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (such individuals and any such new director being referred to as the “Incumbent Board”) are replaced; provided, however, that to the extent consistent with Section 409A of the Code, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board including by reason of any agreement intended to avoid or settle any election contest or proxy contest; or

(iii) consummation of a reorganization, merger or consolidation of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the outstanding voting securities of the Company; or

(iv) a sale or other disposition of all or substantially all of the assets of the Company (other than in a transaction in which all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such sale or other disposition beneficially own, directly or indirectly, substantially all of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the acquirer of such assets (either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such sale or other disposition), or the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Unless otherwise provided in an applicable Award Agreement, solely for the purpose of determining the timing of any payments pursuant to any Award constituting a “deferral of compensation” subject to Section 409A of the Code, a Change in Control shall be limited to a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A 3(i)(5) of the U.S. Treasury Regulations. No Award Agreement shall define a Change in Control in such a manner that a Change in Control would be deemed to occur prior to the actual consummation of the event or transaction that results in a change of control of the Company (e.g., upon the announcement, commencement, or shareholder approval of any event or transaction that, if completed, would result in a change in control of the Company).

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” shall mean the committee of the Board described in Section 3 of the Plan.

(h) “Consultant” shall mean any consultant to the Company or its Subsidiaries or Affiliates.

(i) “Director” shall mean a member of the Board.

(j) “Employee” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(l) “Fair Market Value” with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the closing sales price of the Shares on the Nasdaq Stock Market, or any other such exchange on which the shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported (or in either case, such other price based on actual trading on the applicable date that the Committee determines is appropriate) or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

(m)“Incentive Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(n) “Non-Employee Director” shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

(o) “Non-Qualified Stock Option” shall mean an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.

(p) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(q) “Option Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

(r) “Other Stock-Based Award” shall mean any Award granted under Sections 9 or 10 of the Plan.

(s) “Outside Director” means, with respect to the grant of an Award, a member of the Board then serving on the Committee.

(t)“Participant” shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.

(u) “Performance Award” shall mean any Award granted under Section 8 of the Plan.

(v) “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(w)“Restricted Share” shall mean any Share granted under Sections 7 to 10 of the Plan.

(x)“Restricted Share Unit” shall mean any unit granted under Sections 7 to 10 of the Plan.

(y)“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

(z)“Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

(aa) “Shares” shall mean shares of the common stock, $0.008 par value, of the Company.

(ab) “Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted under Sections 6 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.

(ac) “Subsidiary” shall mean any Person (other than the Company) of which fifty percent (50%) or more of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company. For Incentive Stock Options, the term shall have the meaning set forth in Section 424(f) of the Code.

(ad) “Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

(ae) “Vesting Period” means the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

Section 3.	Administration.

3.1 Committee. The Plan shall be administered by the Compensation Committee of the Board, such other committee as the Board may designate, or, at the discretion of the Board from time to time, by the Board. The Committee shall be composed of at least two individuals or such number that satisfies the minimum requirements of Rule 16b-3 of the Exchange Act, and the member rules of any trading exchange (e.g., the New York Stock Exchange or Nasdaq Stock Market) or automated quotation system (e.g., the OTC Bulletin Board System) upon which Shares are traded, whose members are not employees of the Company or any Subsidiary or Affiliate. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 3.1) shall include the Board.

3.2 Authority of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii)

interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2 or any other provision of the Plan, amend or modify the terms of any Award at or after grant with or without the consent of the holder of the Award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan.

3.3 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.

3.4 Action by the Committee. The Committee shall select one of its members as its Chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business, as it shall deem advisable.

3.5 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are not otherwise subject to Section 16.

3.6 No Liability. To the greatest extent permitted by applicable law, no member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

Section 4.	Shares Available For Awards.

4.1 Shares Available.

(a) Basic Limitations. Subject to the remaining provisions of this Section 4.1 and Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan (the “Share Reserve”) shall be 12,591,274 (which includes 1,091,274 shares rolled over from the Company’s 2009 Stock Incentive Plan, as amended (the “2009 Plan”)), less the number of Shares subject to Awards that are granted pursuant to the 2009 Plan after March 12, 2018, all of which may be issued as Incentive Stock Options.

(b) Share Count. Shares issued pursuant to Awards other than SARs and Options will count against the Shares available for issuance under the Plan as two Shares for every one Share issued in connection with the Award. Shares issued pursuant to the exercise of Options will count against the Shares available for issuance under the Plan as one Share for every one Share to which such exercise relates. The total number of Shares subject to SARs that are settled in Shares shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares actually issued upon settlement of the SARs. If an Award is settled in cash, the Shares to which the cash-settled Award relates shall be added back to the Share Reserve. If Awards are forfeited or are terminated for any reason without the issuance of Shares before vesting or being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan; provided that any one Share issued pursuant to an Award other than a SAR or Option that is forfeited or terminated shall be credited as two Shares when determining the number of Shares that shall again become available for Awards under the Plan if, upon grant, the Shares underlying such forfeited or terminated Awards were counted as two Shares against the Share Reserve. Shares subject to awards under the 2009 Plan or to the Company’s 2006 Stock Incentive Plan (the “2006 Plan”) that are settled in cash, expire unexercised, are forfeited or otherwise cancelled without the delivery of Shares shall increase the Share Reserve in the same manner as cancelled Awards pursuant to this Plan. Notwithstanding the foregoing, the following Shares underlying any Award under the Plan, the 2009 Plan or the 2006 Plan will not again become available for Awards under the Plan: (1) Shares tendered or withheld in payment of the Option Price of an Option, (2) Shares tendered or withheld to satisfy any tax withholding obligation with respect to any Award, (3) Shares repurchased by the Company with proceeds received from the exercise of an Option, and (4) Shares subject to an SAR that are not issued in connection with the Share settlement of that SAR upon its exercise. No further Awards shall be granted under the 2009 Plan or the 2006 Plan following the Effective Date of this Plan.

4.2 Adjustments. In the event that any unusual or non-recurring transactions, including an unusual or non-recurring dividend or other distribution (whether in the form of an extraordinary cash dividend or a dividend of Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Committee shall in an equitable and proportionate manner (and, as applicable, in such equitable and proportionate manner as is consistent with Sections 422 and 409A of the Code and the regulations thereunder): (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company or its successor (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company or its successor (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of Shares subject to any Award shall always be a whole number; (3) the grant or exercise price with respect to any Award under the Plan; and (4) the limits on the number of Shares that may be granted to Participants under the Plan in any calendar year; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award. Any such adjustments to outstanding Awards shall be effected in a manner that precludes the material enlargement or dilution of rights and benefits under such Awards.

4.3 Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired company shall not reduce the Shares available for Awards under the Plan.

4.4 Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

4.5. Vesting Limitations. Except as otherwise provided below, any Award that:

(a) is not a Performance Award shall have a minimum Vesting Period of one year from the date of grant; or

(b) is a Performance Award shall have a minimum performance period of one fiscal year;

provided, however, that the Committee or Board may provide for earlier vesting (i) to the extent provided for in an Employee's employment agreement with the Company or any Subsidiary that was effective prior to the effective date of the Plan, (ii) upon an Employee's termination of employment by reason of death, disability, change in control, retirement, involuntary termination without cause or voluntary termination for good reason, (iii) Awards made to Non-Employee Directors who elect to receive such Awards in exchange for cash compensation to which they would otherwise be or become entitled and (iv) Awards to Non-Employee Directors upon a termination of service due to a change in control, death or disability. The foregoing notwithstanding, five percent (5%) of the total number of Shares available for issuance under this Plan may be granted without regard to any minimum Vesting Period or performance period, as applicable, described in this Section 4.5. For purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders.

Section 5.	Eligibility.

Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Awards granted consistent with Section 10.

Section 6.	Stock Options And Stock Appreciation Rights.

6.1 Grant. Subject to Section 4.5 and other applicable provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted. Except with respect to Substitute Awards, the Option Price of an Option may not be less than one hundred percent (100%) of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option, and SARs may not be granted at a price less than the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options or SARs to reduce the Option Price or exercise price thereof, (ii) cancel such Options or SARs in exchange for cash or a grant of either substitute Options or SARs with a lower Option Price or exercise Price than the cancelled Award (including but not limited to a cash buyout of an underwater Option), or any other Award, (iii) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the Nasdaq Stock Market or such other principal securities exchange on which the Shares are traded, in each case without the approval of the Company’s shareholders.

6.3 Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.5, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing and except as provided in Section 6.4(a) hereof, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted. Incentive Stock Option Awards shall not be made with respect to shares of Stock described in Section 4.1 more than ten (10) years after the earlier of the date that the Plan is adopted by the Board or the date that the Plan is approved by shareholders.

6.4 Exercise.

(a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.5 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine. The Committee may provide, at or after grant, that the period of time over which an Option, other than an Incentive Stock Option, or SAR may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law; provided, however, that during the extended exercise period the Option or SAR may only be exercised to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or SAR first would no longer violate such laws.

(b) The Committee may impose such conditions with respect to the exercise of Options or SARs, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

(c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.

(d) Each Option shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Participant which have an aggregate value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing. To the extent permitted by applicable law, any grant may provide for payment of the Option Price from (i) the proceeds of sale through a bank or broker of some or all of the Shares to which the exercise relates, or (ii) withholding of Shares from the Option based on the Fair Market Value of the Shares, in either case on the date of exercise. The Committee may provide in the Award Agreement (or thereafter in the case of a Nonqualified Stock Option) that an Option that is otherwise exercisable and has an Option Price that is less than the Fair Market Value of the Shares on the last day of its term will be automatically exercised on such last day by means of a “net exercise” entitling the Participant to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for the required tax withholding.

(e) At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

6.5 Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

Section 7.	Restricted Shares And Restricted Share Units.

7.1 Grant.

(a) Subject to Section 4.5 and other applicable provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(b) Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement may set forth a period of time during which the grantee must remain in the continuous employment (or other service providing capacity) of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines or the Award Agreement so provides, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. Subject to Section 4.5, the Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.

7.2 Delivery of Shares and Transfer Restrictions.

(a) At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Restricted Shares prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award, and confirmation and account statements sent to the Participant with respect to such book-entry Shares may bear the restrictive legend referenced in the preceding sentence. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Share Awards evidenced in such manner. The holding of Restricted Shares by the Company or such agent, or the use of book entries to evidence the ownership of Restricted Shares, in accordance with this Section 7.2(a), shall not affect the rights of Participants as owners of the Restricted Shares awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the transfer restrictions.

(b) Unless otherwise provided in the applicable Award Agreement, the grantee shall have all rights of a shareholder with respect to the Restricted Shares, including the right to vote such Shares and to receive dividends in accordance with Section 15.2, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant or as provided in the applicable Award Agreement, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment (or other service providing capacity) of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met.

7.3 Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be (or, in the case of book-entry Shares, such restrictions and restricted stock legend shall be removed from the confirmation and account statements delivered to the Participant or the Participant’s beneficiary or estate, as the case may be, in book-entry form).

7.4 Payment of Restricted Share Units.

(a) Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

(b) A Participant may receive dividend equivalent rights in respect of any vested Restricted Share Units at the time of any payment of dividends to shareholders on Shares, as determined in the sole discretion of the Committee, in accordance with

Section 15.2. A Participant who is awarded Restricted Share Units shall have no rights as a shareholder with respect to such Restricted Share Units until the restrictions set forth in the applicable Award Agreement have lapsed.

(c) Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment (or other service providing capacity) of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

Section 8.	Performance Awards

8.1 Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares and Restricted Share Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

8.2 Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment; provided further, that the minimum Vesting Period requirements set forth in Section 4.5 shall apply to grants of Performance Awards hereunder. No Performance Award shall have a term in excess of ten (10) years.

8.3 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Termination of employment prior to the end of any performance period, other than for reasons of death or disability, will result in the forfeiture of the Performance Award, and no payments will be made, except as otherwise provided pursuant to any applicable Award Agreement at or after grant. Notwithstanding the foregoing, except as otherwise provided in Section 11 hereof, the Committee may, in its discretion, waive any performance goals and/or other terms and conditions relating to a Performance Award.

A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

Section 9.	Other Stock-Based Awards.

The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 or 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award; provided, however, that the minimum Vesting Period requirements set forth in Section 4.5 hereof shall apply to Other Stock-Based Awards. No Other Stock-Based Award shall have a term in excess of ten (10) years.

Section 10.	Non-Employee Director And Outside Director Awards.

10.1 The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

10.2 The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.

10.3 Notwithstanding anything herein to the contrary, the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including equity Awards granted and cash fees paid by the Company to such Non-Employee Director, shall not exceed six hundred thousand dollars ($600,000) in value, calculating the value of any equity Awards granted during such calendar year based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividends or dividend equivalents paid in accordance with the Plan on certain Awards. The Board may make exceptions to the applicable limit in this Section 10.3 for individual Non-Employee Directors in extraordinary circumstances, such as where any such individual Non-Employee Directors are serving on a special litigation or transactions committee of the Board, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation involving such Non-Employee Director.

Section 11.	Provisions Applicable To Performance Awards.

11.1 The Committee may grant Performance Awards based upon the attainment of performance targets related to one or more performance goals and/or other terms and conditions selected by the Committee. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit, business segment or division financial performance measures:

(a) earnings before interest, taxes, depreciation and/or amortization or other exclusions;

(b) operating income or profit;

(c) gross margin;

(d) operating efficiencies;

(e) return on equity, assets, capital, capital employed or investment;

(f) after tax operating income;

(g) net income;

(h) market capitalization, earnings or book value per Share or economic value added;

(i) cash flow(s);

(j) total or net sales or revenues or sales or revenues per employee;

(k) production (separate work units or SWUs);

(l) stock price, total shareholder return or growth in total shareholder return (with or without dividend reinvestment);

(m) dividends;

(n) debt reduction or other improvements in capital structure which may be calculated net of cash balances or other offsets and adjustments as established by the Committee;

(o) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, goals relating to acquisitions or divestitures, goals relating to market share, goals related to risk management and goals related to technological improvement;

(p) goals related to customer or employee satisfaction;

(q) enterprise value or other value creation targets;

(r) other similar financial or operational metrics or goals; or

(s) any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 11.1 to exclude any of the following events that occurs during a performance period: (i) asset impairments or write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization, acquisition, disposition and restructuring transactions, (v) any items that are “unusual in nature” or “infrequently occurring” within the meaning of generally accepted accounting principles or other extraordinary items that are included within management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, and (vi) any other event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management.

11.2 Following the completion of each performance period, the Committee shall certify whether the applicable performance targets have been achieved and the amounts, if any, payable for such performance period. In determining the amount earned by any Participant for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to adjust the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.

Section 12.	Termination of Employment.

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without cause, by a Participant voluntarily, by reason of death, disability or retirement, or pursuant to military, government or other service or leave of absence. The Committee may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

Section 13.	Change in Control

13.1 Certain Terminations. Unless otherwise provided by the Committee, or in an Award Agreement or by a contractual agreement between the Company or a Subsidiary and a Participant, if, within twelve months after the Company obtains actual knowledge that a Change in Control has occurred, a Participant’s employment with or service to the Company or a Subsidiary or Affiliate (or any of their successors) is terminated for any reason other than by the Company for Cause or by the Participant without Good Reason, all outstanding Awards of such Participant shall vest, become immediately exercisable and payable and have all restrictions lifted. Unless otherwise provided in an Award Agreement or contractual agreement between the Company or a Subsidiary and a Participant, as used herein, “Good Reason” shall mean (A) a material reduction in a Participant’s position, authority, duties or responsibilities, (B) any reduction in a Participant’s annual base salary as in effect immediately prior to a Change in Control; (C) the relocation of the office at which the Participant is to perform the majority of his or her duties following a Change in Control to a location more than 30 miles from the location at which the Participant performed such duties prior to the Change in Control; or (D) the failure by the Company or its successor to continue to provide the Participant with benefits substantially similar in aggregate value to those enjoyed by the Participant under any of the Company’s pension, life insurance, medical, health and accident or disability plans in which Participant was participating immediately prior to a Change in Control, unless the Participant is offered participation in other comparable benefit plans generally available to similarly situated employees of the Company or its successor after the Change in Control.

13.2 Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiror"), may (in accordance with Section 409A, to the extent applicable), without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable; provided, that in the event of such an assumption, the Acquiror must grant the rights set forth in Section 13.1 to the Participant in respect of such assumed Awards. For purposes of this Section, if so determined by the Committee, in its discretion, an Award denominated in Shares shall be deemed assumed if, following the Change in Control, the Award (as adjusted, if applicable, pursuant to Section 4.2 hereof) confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Shares pursuant to the Change in Control.

13.3 Accelerated Vesting. If, in the event of a Change in Control, the Acquiror does not either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable, the Committee may (in accordance with Section 409A, to the extent applicable), in its discretion, provide in any Award Agreement or may take such actions as it deems appropriate to provide, for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such conditions (if any), including termination of the Participant’s service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine. In the event of a Change of Control, and without the consent of any Participant, the Committee may, in its discretion, provide that for a period of at least fifteen (15) days prior to the Change in Control, any Options or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Stock Options or Stock Appreciation Rights shall terminate and be of no further force and effect.

13.4 Cash-Out of Awards. The Committee may (in accordance with Section 409A, to the extent applicable), in its discretion at or after grant and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share including pursuant to Section 13.3 subject to such Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award (which payment may, for the avoidance of doubt, be $0, in the event the per share exercise or purchase price of an Award is greater than the per share consideration in connection with the Change in Control). In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any), if any, shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and may be paid in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

13.5 Performance Awards. The Committee may (in accordance with Section 409A, to the extent applicable), in its discretion at or after grant, provide that in the event of a Change in Control, (i) any outstanding Performance Awards relating to performance periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable, (ii) all then-in-progress performance periods for Performance Awards that are outstanding shall end, and either (A) any or all Participants shall be deemed to have earned an award equal to the relevant target award opportunity for the performance period in question, or (B) at the Committee’s discretion, the Committee shall determine the extent to which performance criteria have been met with respect to each such Performance Award, if at all, and (iii) the Company shall cause to be paid to each Participant such partial or full Performance Awards, in cash, Shares or other property as determined by the Committee, within thirty (30) days of such Change in Control, based on the Change in Control consideration, which amount may be zero if applicable. In the absence of such a determination, any Performance Awards relating to performance periods that will not have ended as of the date of a Change in Control shall be terminated and canceled for no further consideration.

Section 14.	Amendment and Termination.

14.1 Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement (including the rules and regulations of the Nasdaq Stock Market) for which or with which the Board deems it necessary or desirable to comply.

14.2 Amendments to Awards. Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

14.3 Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles in accordance with the Plan.

14.4 Recoupment of Awards. Any Award granted pursuant to this Plan shall be subject to mandatory repayment by the Participant to the Company (i) to the extent set forth in any Award Agreement, (ii) to the extent that such Participant is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by the Company or any Affiliate thereof to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.

Section 15.	General Provisions.

15.1 Limited Transferability of Awards. Except as otherwise provided in the Plan, an Award Agreement or by the Committee at or after grant, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. No transfer of an Award for value shall be permitted under the Plan.

15.2 Dividend Equivalents. No dividend equivalent rights shall be granted with respect to stock options or SARs, but in the sole and complete discretion of the Committee, any other Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property; provided, that any dividends or dividend equivalent rights distributed with respect to Shares subject to Awards shall be subject to the same restrictions, terms and conditions as the underlying Awards to which they relate. All dividend or dividend equivalents may, at the Committee’s discretion, accrue interest, or be reinvested into additional Shares or, in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is otherwise made pursuant to such Award. The total number of Shares available for grant shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as

Performance Awards. For purposes of clarity, in no event may dividends or dividend equivalents be paid out unless and until the awards to which they are associated are vested.

15.3 Compliance with Section 409A of the Code. No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of section 409A of the Code. In the event that it is reasonably determined by the Board or Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a “specified employee” within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s termination of employment. Unless otherwise provided in an Award Agreement or other document governing the issuance of such Award, payment of any Performance Award intended to qualify as a “short term deferral” within the meaning of Section 1.409A-1(b)(4)(i) of the U.S. Treasury Regulations shall be made between the first day following the close of the applicable Performance Period and the last day of the “applicable 2 ½ month period” as defined therein. Notwithstanding the foregoing, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all such taxes or penalties.

15.4 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

15.5 Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.6 Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

15.7 Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered (including, but not limited to, through an online incentive plan management portal) to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

15.8 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.

15.9 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

15.10 No Rights as Shareholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Shares.

15.11 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.

15.12 Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15.13 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

15.14 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

15.15 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional

Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.16 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 16.	Term of the Plan.

16.1 Effective Date. The Plan shall be effective as of May 10, 2018 (the “Effective Date”), provided it has been approved by the Company’s shareholders.

16.2 Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.